SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 1, 2009

Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 West 57th Street

New York, New York 10019

(Address of Principal Executive Offices)  (Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 1, 2009 Roger Keating, the Company’s Senior Vice President, Digital Media, became an executive officer of the Company.

On June 27, 2008 the Company entered into an employment agreement with Mr. Keating for a term commencing July 7, 2008 and ending December 31, 2009.  For the period July 7, 2008 through December 31, 2008, Mr. Keating’s employment agreement provides for a prorated annual base salary of $440,000.   For calendar year 2009, the employment agreement provides for an annual base salary of $460,000. For each of 2008 and 2009, Mr. Keating’s employment agreement provides for a target and maximum bonus of 40% and 75% of the annual base salary, respectively.  For 2008, Mr. Keating’s employment agreement provides for a guaranteed bonus of $85,000.  Mr. Keating has served as the Company’s Senior Vice President, Digital Media since July 7, 2008.  A copy of Mr. Keating’s Employment Agreement is attached as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

	By:	_/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General
Counsel and Secretary

Date: January 1, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as June 27, 2008, between the Company and Roger Keating.